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                           Vitel Ventures Corporation
                          c/o Bodden Corporate Services
                               802 Grand Pavillion
                                PO Box 10335 APO
                                  West Bay Road
                        Grand Cayman, Cayman Islands, BWI

                                 April 25, 2002


Bepariko Biocom
One Belmont Avenue, Suite 417
Bala Cynwyd, PA 19004
Attention:  Stephen P. Harrington, President

Dear Mr. Harrington:

         In exchange for a purchase price of US$350,000, the receipt and sufficiency of which is hereby acknowledged, Vitel Ventures Corporation (the "Company") hereby assigns, conveys and transfers to Bepariko Biocom ("Bepariko") all of its rights, title and interests, as set forth in the Loan Agreement dated December 10, 2001, as amended, between Touchstone Resources Ltd. ("Touchstone") and the Company, to acquire one half of the interest held by Touchstone in the Hackberry Project located in Jefferson County, Texas (the "Purchased Interest").

         The Company hereby agrees that it shall, as soon as practicable, take all actions necessary to exercise its rights under the Loan Agreement to acquire the Purchased Interest and to instruct Touchstone to execute a Partial Assignment of Mineral Lease and any other documents which Bepariko shall deem necessary to transfer title to the Purchased Interest directly to Bepariko.

         Please confirm your agreement with the above terms by signing and returning the accompanying copy of this letter.

                                             Sincerely,

                                             VITEL VENTURES CORPORATION


                                             By:_____________________________

Agreed to and accepted this ___ day
of _______________, 2002

BEPARIKO BIOCOM


By:_____________________________
   Stephen P. Harrington, President